EXHIBIT (n)

                      Consents of Independent Auditors and
                 Independent Registered Public Accounting Firm.



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-151914 of Carillon Life Account on Form N-6 of our report dated March 26, 2009 (which report expresses an unqualified opinion in accordance with accounting practices prescribed and permitted by the Ohio Department of Insurance) relating to the statutory financial statements of The Union Central Life Insurance Company, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors and Independent Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 9, 2009


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-151914 of Carillon Life Account on Form N-6 of our report dated March 19, 2009, relating to the financial statements and financial highlights of the subaccounts of Carillon Life Account, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors and Independent Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 9, 2009